EXHIBIT 10.75

INDEMNIFICATION AGREEMENT

        THIS AGREEMENT, made and entered into this 27th day of February, 2004 by and between CPI Corp., a Delaware corporation (the “ Company”) and Edmond S. Abrain (the “ Indemnitee”).

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

        WHEREAS, Indemnitee is a director of the Company;

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

        WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and to enhance Indemnitee’s continued service to the Company in an effective manner and in part to provide Indemnitee with specific contractual assurance that the indemnification protection will be available to Indemnitee (regardless of, among other things, any changes in the composition of the Company’s Board of Directors), and to induce Indemnitee to continue to provide services to the Company as a director, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

        NOW, THEREFORE, in consideration of the premises and of Indemnitee’s continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Certain Definitions. As used herein the following terms shall have the following meanings:

        (a) Board of Directors: the Board of Directors of the Company.

        (b) Change of Control: a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report of Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or would have been required to be so reported but for the fact that such event had been “previously reported” as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the change of control are approved or ratified by a majority of the individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) who are not employees of the Corporation; provided that, without limitation, notwithstanding anything herein to the contrary, such a change of control shall be deemed to have occurred if, (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined Voting Securities, (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

        (c) Claim: any threatened, pending or completed action, suit, proceeding, arbitration or alternate dispute resolution proceeding, whether civil, criminal, administrative, investigative, or other, or any inquiry hearing or investigation (whether conducted by the Company or any other party or authority) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or alternate dispute resolution proceeding.

        (d) Expenses: include attorneys’ fees, expenses and charges and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

        (e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

        (f) Independent Legal Counsel: Independent Legal Counsel shall refer to an attorney, selected by the Indemnitee and approved by the Board of Directors (which approval shall not be unreasonably withheld), who shall not have otherwise performed services for the Company or Indemnitee within the last five years. Independent Legal Counsel shall be a member of or of counsel to a firm having no fewer than fifty attorneys as of the date such Independent Legal Counsel is designated by the Indemnitee. Independent Legal Counsel shall not be counsel to the Indemnitee in any Claims arising in whole or in part from any Indemnifible Event and shall not be Indemnitee’s counsel in any proceeding to determine Indemnitee’s rights hereunder. Independent Legal Counsel shall also not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct. In the event an Independent Legal Counsel resigns, becomes disabled, dies, or is otherwise unable in such counsel’s opinion to serve as Independent Legal Counsel, Indemnitee shall select, subject to the approval of the Board of Directors (which approval shall not be unreasonably withheld) a successor Independent Legal Counsel.

        (g) Person: any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company or any corporation (or other business entity) controlling, controlled by or under common control with the Company or any employee benefit plan(s) sponsored or maintained by the Company or any corporation (or other business entity) controlling, controlled by or under common control with the Company.

        (h) Voting Securities: all outstanding shares of capital stock of all classes and series of the Company entitled to vote generally in the election of directors of the Company, in each case hereunder voting together as a single class.

        2. Basic Indemnification Arrangement

        (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, subject to Sections 2(b), 2(c), and 2(d) hereof the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after the Indemnitee presents written demand to the Company, against any and all reasonable Expenses and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. The Indemnitee’s written demand shall also specify the Independent Legal Counsel selected by Indemnitee pursuant to the terms of this Agreement.

        If so requested by Indemnitee in writing, the Company shall advance (within ten business days of such request) any and all reasonable Expenses to Indemnitee or to the Indemnitee’s counsel (an “Expense Advance”). Such written request shall also specify the Independent Legal Counsel selected by Indemnitee if the Indemnitee has not previously specified such Independent Legal Counsel.

        Notwithstanding anything in this Agreement to the contrary and except as provided in Section 3, prior to a Change of control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

        (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) hereof shall be subject to the condition that within sixty (60) days of the Indemnitee’s written demand for an indemnification payment Independent Legal Counsel shall not have determined in a written opinion that Indemnitee would not be permitted to be indemnified under applicable law, and the Indemnitee hereby agrees to repay to the Company all indemnification amounts paid to Indemnitee by the Company under Section 2(a) hereof when and to the extent that Independent Legal Counsel so determines that such payments were not to be permitted under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, within sixty days of the Indemnitee’s written request for an Expense Advance Independent Legal Counsel shall not have determined in a written opinion that Indemnitee would not be permitted to receive such Expense Advance under applicable law, and the Indemnitee hereby agrees to repay to the Company all Expense Advances paid to the Indemnitee by the Company under Section 2(a) hereof when and to the extent Independent Legal Counsel so determines that such Expense Advance was not permitted under applicable law; provided, however, that if in the case of any indemnification payment or Expense Advance under Section 2(a) hereof Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law (whether or not commenced prior to or following the determination of such Independent Legal Counsel) then (i) any determination made by Independent Legal Counsel that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding upon Indemnitee, (ii) the Company shall be obligated to make such indemnification payments and Expense Advances as would otherwise be required by Section 2(a) unless and until a final judicial determination is made establishing that Indemnitee is not entitled to indemnification or Expense Advances under applicable law, and (iii) Indemnitee shall not be required to reimburse the Company for any such payment or Expense Advance until a final judicial determination is made requiring the Indemnitee to make such repayment. (A final judicial determination, as used in this and other Sections of this Agreement, is a determination with respect to which all rights of appeal therefrom have been exhausted or lapsed.) The Indemnitee hereby further agrees to repay to the Company all indemnification payments and Expense Advances made to Indemnitee under Section 2(a) hereof when and to the extent any such final judicial determination determines that such payments or Expenses were not permitted under applicable law. The lndemnitee’s obligation to reimburse the Company for indemnification payments and Expense Advances shall be unsecured and no interest shall be charged or payable thereon. If Independent Legal Counsel determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part or to receive an Expense Advance under applicable law, Indemnitee shall have the right to commence litigation in any court sitting in the City or County of St. Louis, Missouri, or the State of Delaware having subject matter jurisdiction thereof and in which venue is properly seeking an initial determination by the court or challenging any such determination by the Independent Legal Counsel or any aspect thereof, or the legal or factual bases therefore, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by Independent Legal Counsel otherwise and made within the sixty day period provided under this Section 2(b) shall be conclusive and binding on the Company and Indemnitee.

        (c) The Company shall not make any payments to the Indemnitee pursuant to Section 2 hereof on account of any Claim for recovery of profits from the purchase or sale by the Indemnitee of securities of the Company that is based upon the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law.

        (d) The Indemnitee hereby agrees to repay to the Company on demand all indemnification payments and Expense Advances made to Indemnitee under Section 2 hereof that are determined in a final judicial determination (as hereinbefore defined) to have been made with respect to the Indemnitee’s act or conduct that was knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct.

        3. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indetmnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or in connection with any action brought by Indemnitee for (i) indemnification or advance payment of reasonable Expenses by the Company under this Agreement or any other agreement, the Company’s Certificate of Incorporation, or the Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

        4. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by Independent Legal Counsel or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        5. Independent Legal Counsel Fees. The Company agrees to pay from time to time the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, causes of action, liabilities, damages, judgments, penalties and fines arising out of or relating to this Agreement or the engagement of such Independent Legal Counsel pursuant hereto.

        6. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        7. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under any other agreement, the Company’s Certificate of Incorporation, the Bylaws of the Company, the Delaware General Corporation Law, or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would by afforded currently under the Company’s Certificate of Incorporation, the Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

        8. No Construction as Employment Agreement. Nothing contained herein shall be construed as providing the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or to continue to serve as a director of the Company or any of its subsidiaries.

        9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies (which shall, if available at reasonable cost to the Company, provide coverage to the Indemnitee for at least six (6) years after the Indemnitee has ceased to be a director of the Company), in accordance with its or their terms, to the maximum extent of the coverage reasonably available for any Company director or officer.

        10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, administrators or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

        11. Amendments and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        12. Subrogation. In the event of payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents, agreements, and instruments required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        13. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any other agreement, any insurance policy, the Company’s Certificate of Incorporation, the Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

        14. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, beneficiaries, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company’s request. Section headings are included herein solely for convenience of reference and shall not be used in the construction and application of this Agreement.

        15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single Section or a paragraph or sentence thereof) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        16. Governing Law. This Agreement and all amendments, modifications and supplements hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

CPI CORP. By: /s/ J. David Pierson ——————————————— J. David Pierson Title: Chairman of the Board and Chief Executive Officer /s/ Edward S. Abrain —————————————— Edward S. Abrain Indemnitee